Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 our report dated January 13, 1998 included in the SLM Holding Corporation's 1997 Annual Report to Shareholders which is incorporated by reference into SLM Holding Corporation's Form 10-K. It should be noted that we have not audited any financial statements of SLM Holding Corporation subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                            /s/  Arthur Andersen LLP



Washington, D.C.
May 26, 1998